Registration No.: 333-148089

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REGENT’S SECRET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	26-0276186
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5901 SOUTH EASTERN AVENUE

COMMERCE, CALIFORNIA 90040

(888) 7-REGENT

(Address and Telephone Number of Principal Executive Offices)

SAMUEL J. FURROW, JR.

CHAIRMAN OF THE BOARD OF DIRECTORS

CHIEF EXECUTIVE OFFICER

5901 SOUTH EASTERN AVENUE

COMMERCE, CALIFORNIA 90040

(888) 7-REGENT

(Name, Address and Telephone Number of Agent for Service)

Copy to:

LORI NEMBIRKOW

5901 SOUTH EASTERN AVENUE

COMMERCE, CALIFORNIA 90040

(888) 7-REGENT

(323) 837-3791 (Fax)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time as determined by the selling stockholders after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer ” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐

Smaller reporting Company ☐ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	26,754,172	$0.12	$3,210,500.64	$98.56

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the recent price of private transactions and the fixed price offered by the selling stockholders under this registration statement.

(2)

Registration fee previously paid with original filing on December 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 19, 2008

REGENT’S SECRET, INC.

Prospectus

26,754,172 shares of common stock,

This prospectus relates to the offering by the selling stockholders of Regent’s Secret, Inc. of up to 26,754,172 shares of our common stock, par value $0.001 per share.  The selling stockholders will offer and sell their shares at $0.12 until our shares are quoted on the Over-the-Counter, or OTC, Bulletin Board, assuming we secure this qualification for quotation.  We determined this offering price based upon the price of the last sale of our common stock to investors.  Thereafter, assuming we secure this qualification for quotation, we will file a post effective amendment at the appropriate time to permit our selling stockholders to offer and sell their shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

We will not receive any proceeds from the sale of common stock by the selling stockholders.  There are no underwriting commissions involved in this offering.  We have agreed to pay all costs of this offering.  Selling stockholders will not pay any offering expenses.

Prior to this offering, there has been no market for our common stock.  Our common stock is not listed on any national securities exchange, the Nasdaq Stock Market or the OTC Bulletin Board.  There is no guarantee that our common stock will ever trade on the OTC Bulletin Board or other exchange.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 2 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated  _______________, 2008

TABLE OF CONTENTS

Page

SUMMARY

RISK FACTORS

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

12

SELLING STOCKHOLDERS

12

USE OF PROCEEDS

17

DETERMINATION OF OFFERING PRICE

17

PLAN OF DISTRIBUTION

17

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

19

DIVIDEND POLICY

21

BUSINESS

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

23

DIRECTORS AND EXECUTIVE OFFICERS

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

26

EXECUTIVE COMPENSATION

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

27

DESCRIPTION OF SECURITIES

28

LEGAL MATTERS

29

EXPERTS

29

TRANSFER AGENT

30

WHERE YOU CAN FIND MORE INFORMATION

30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE                                                                                                                                                                          30

DISCLOSURE OF COMMISSIONS POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

30

INDEX TO FINANCIAL STATEMENTS

i

i

SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the note thereto included elsewhere in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Regent’s,” “we,” “us,” “our,” and “the Company” refer to Regent’s Secret, Inc., a Delaware corporation.

Our Company

Regent’s Secret, Inc. is a growth-oriented, internet-based, direct-to-consumer retailer that plans to be engaged in the business of selling high-end, luxury and name-brand products at less than suggested retail prices to the consumer through an invitation only internet site.  The products that we will feature on our website will vary from day-to-day or week-to-week and will generally be limited in quantity.  We launched our website on December 17, 2007.

Our business strategy is to identify and purchase high-end, luxury and name-brand products that are fashion forward from various companies and manufacturers at prices that are wholesale or below.  We will offer these products at prices below suggested retail price on our invitation only website to our customers.  Our management intends to use its extensive retail and internet experience to establish and grow our company.  Since inception, we have been developing our business as follows:

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Preparing a business plan and rough projections of financial statements were created based upon the business plan and performance measures;

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Opening of bank accounts;

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Obtaining all licenses and permits expected to be needed to operate our business;

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Engaging consultants to develop, construct and provide content for the website;

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Developing our strategic relationship to source product;

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Developing our strategic relationship to outsource our warehousing, distribution and product fulfillment needs;

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Taking proper precautions to protect our intellectual property; and

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Engaging an independent registered public accounting firm to audit our financial statements.

Regent’s Secret, Inc. was incorporated under the laws of the State of Delaware on May 29, 2007.

Our primary operations are those business activities which we have developed since formation of our company as described in this Prospectus.

Recent Developments

On July 18, 2007 and August 14, 2007, we closed a private offering of an aggregate of 2,587,504 shares of our common stock at a purchase price of $0.12 per share. The total consideration we received in this offering was $310,501.

Corporate Information

Regent’s Secret, Inc. was incorporated under the laws of the State of Delaware on May 29, 2007. Our principal executive offices are located at 5901 South Eastern Avenue, Commerce, California 90040. The telephone number at our principal executive offices is (888) 7-REGENTS.  Our website address is www.regentssecret.com. Information contained on our website is not deemed part of this prospectus.

1

The Offering

Common Stock Offered	26,754,172 shares

Offering Price

The selling stockholders will offer and sell their shares at $0.12 until the shares are quoted on the OTC Bulletin Board, and assuming we secure this qualification, thereafter at market price or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Common Stock Outstanding (1)	26,754,172 shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares offered by the selling stockholders.

Proposed OTC Bulletin Board Symbol	To be determined

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 2 and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)

Includes 26,754,172 shares of common stock which will not be available to trade publicly until the registration statement of which this prospectus is a part is declared effective by the SEC.

RISK FACTORS

Several of the matters discussed in this prospectus contain forward-looking statements that involve risks and uncertainties.  Factors associated with the forward-looking statements that could cause actual results to differ from those projected or forecasted in this prospectus are included in the statements below.  In addition to other information contained in this prospectus, you should carefully consider the following cautionary statements and risk factors.  The risks and uncertainties described below are not the only risks and uncertainties we face.  If any of the following risks actually occur, our business, financial condition, and results of operations could suffer.  In that event, the trading price of our common stock could decline and investors may lose all or part of their investment in our common stock.  The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We plan to be engaged in the internet retail business and are a development stage company with no revenues.  We launched our website on December 17, 2007 and have limited operating history.  The business of operating an internet-based retail website is inherently risky; therefore, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the internet retail industry. We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights associated with operating our business on terms that will be commercially viable for us.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so.  Our independent registered public accounting firm has indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months.  Our financial condition could inhibit our ability to achieve our business plan.  Because we have not commenced operations to sell products on our website, an investor may not be able to determine if we will ever become profitable.

Our lack of diversification will increase the risk of an investment in Regent’s, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the internet in a limited fashion.  Larger companies have the ability to manage their risk by diversification. However, we lack diversification, in terms of both the nature and scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire products to offer on our website to our customers and to identify and enter into commercial arrangements with retailers and customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other companies, including those that supply products, services and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in marketing our products and our website may impair our business.

The internet retail industry is highly competitive. Other companies may seek to acquire properties and services we will need to operate our business in the areas in which we expect to operate. This competition is increasingly intense as a number of internet-based retailers have started and failed in recent years.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

2

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our operation of our internet website alone will not be sufficient to fund both our continuing operations and our planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current plan and to further expand our business.  We may be unable to obtain additional capital required.

Future acquisitions and future development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the internet retail industry in particular), our status as a new enterprise without a significant demonstrated operating history, and/or the loss of key management.  Further, if the internet retail market declines, our revenues will likely decrease and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to sell some of our assets or cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

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meet our capital needs;

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expand our systems effectively or efficiently or in a timely manner;

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allocate our human resources optimally;

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identify and hire qualified employees or retain valued employees; or

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incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting our business. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret market data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Because we do not have an audit or compensation committee, our stockholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

RISKS RELATED TO OUR INDUSTRY

We expect to utilize a third party to perform our warehousing, distribution, and customer service requirements and are therefore dependent to a certain degree on this vendor.  Should this vendor face business problems, our business could be interrupted for a significant period of time.

Our ability to receive and fulfill orders successfully and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems and fulfillment center.  Substantially all of our computer and communications hardware is located at a single facility leased by a third party in Commerce, California, just outside of downtown Los Angeles.  Primarily all of our inventory will be held, and our customer orders will be filled, at this same third party distribution center.  Our customer service representatives will also be employees of this third party.  These operations are vulnerable to damage or interruption from fire, flood, storms, power loss, telecommunications failure, terrorist attacks, acts of war, break-ins, earthquake and similar events.  We do not presently have redundant systems in multiple locations or a formal disaster recovery plan.  Accordingly, a failure at this facility could interrupt our business for a significant period of time, and our business interruption insurance may be insufficient to compensate us for losses that may occur.  Any such interruption would negatively impact our sales, results of operations and cash flows for the period in which it occurred, and could have a long-term adverse effect on our relationships with our customers and suppliers.

Because we have not had operations, our advertising campaign and other marketing initiatives may not be successful.

Our success depends on our ability to attract customers on cost-effective terms.  We are establishing relationships with online services, search engines, and other websites and e-commerce businesses to provide other links that direct customers to our website.  National television and advertising campaigns are expensive and may not result in the cost effective acquisition of customers.   Therefore, we are relying on other means of advertising as a significant source of traffic to our website and new customers.  If these campaigns and initiatives are not successful, our results of operations will be adversely affected.

We expect to purchase and source a substantial portion of our inventory from one supplier.

We expect to purchase initially almost all of our inventory from one supplier, whose principals are also substantial stockholders in our company.  Should our relationship with this supplier deteriorate or terminate, or should this supplier lose some or all of its access to the products that we purchase from it, our performance could be adversely affected.  Under such circumstances, we would be required to seek alternative sources of supply for these products, and there can be no assurance that we would be able to obtain such products from alternative sources on the same terms, or at all.  A failure to obtain such products on as favorable terms could have an adverse effect on our revenue and/or gross margin.

The implementation and launch of our website may place a significant strain on our key personnel.

During 2007, we entered into a Consulting Agreement with 2Advanced Studios, LLC, or 2Advanced, pursuant to which 2Advanced will design and create the regentssecret.com website among other work product, or collectively, Work Product.  We will maintain legal title to the Work Product, and we will grant 2Advanced a non-exclusive license to use certain components of the Work Product.  Our website launched on December 17, 2007.  The launch and continued operation of the new website will involve the use of significant internal and external resources.  We will need to develop internal procedures to operate the website and to make the most effective use of the functionalities available on the website.  As with any new technology or new launch of a website, we may experience instability and performance issues upon launch, and such issues could have a material adverse effect on our revenue and, therefore, our results of operations.  While we believe that this project is essential for operating our business, the return on this investment is not certain and the time and attention required to build out and learn how to best use the new website could result in our inability to undertake certain initiatives that could have a more immediate, positive impact on our business and/or distract us from other areas of our business that require the time and attention of those involved in the continued development of the website.

We expect to utilize a third party to host, maintain and support the regentssecret.com website and are therefore dependent to a certain degree on this vendor.  Should this vendor face business problems, our business could be interrupted for a significant period of time.

Our ability to effectively operate our business depends on the efficient and uninterrupted operation of our website.  We have a verbal agreement with 2Advanced to host, maintain and support all technical aspects of the regentssecret.com website.  Pursuant to this agreement, all of our database and web server hardware and software components are managed by 2Advanced at their hosting location.  These operations are vulnerable to damage or interruption from fire, flood, storms, power loss, telecommunications failure, terrorist attacks, acts of war, break-ins, earthquake and similar events.  We do not presently have redundant systems in multiple locations or a formal disaster recovery plan.  Accordingly, a failure at this facility could interrupt our business for a significant period of time, and our business interruption insurance may be insufficient to compensate us for losses that may occur.  Any such interruption would negatively impact our sales, results of operations and cash flows for the period in which it occurred, and could have a long-term adverse effect on our relationships with our customers and suppliers.

Unexpected changes in fashion trends could cause us to have either excess or insufficient  inventory.

Fashion trends can change rapidly, and our business is sensitive to such changes.  There can be no assurance that we will accurately anticipate shifts in fashion trends and adjust our merchandise mix to appeal to changing consumer tastes in a timely manner.  If we misjudge the market for our products or are unsuccessful in responding to changes in fashion trends or in market demand, we could experience insufficient or excess inventory levels or higher markdowns, either of which would have a material adverse effect on our business, financial condition and results of operations.

We will be subject to cyclical variations in the apparel and e-commerce markets.

The apparel industry historically has been subject to substantial cyclical variations.  Furthermore, internet usage slows down in the summer months.  We and other apparel vendors rely on the expenditure of discretionary income for most, if not all, sales.  Economic downturns, whether real or perceived, in economic conditions or prospects could adversely affect consumer spending habits and, therefore, have a material adverse effect on our revenue, cash flow and results of operations.  Alternatively, any improvement, whether real or perceived, in economic conditions or prospects could adversely impact our ability to acquire merchandise and, therefore, have a material adverse effect on our business, prospects, financial condition and results  of operations, as our supply of merchandise is dependent on the inability of designers and retailers to sell their merchandise in full-price venues.

We expect to purchase product from some indirect supply sources, which may increase our risk of litigation involving the sale of non-authentic or damaged goods.

We expect to purchase merchandise both directly from brand owners and indirectly from retailers and third party distributors.  The purchase of merchandise from parties other than the brand owners may increase the risk that we will mistakenly purchase and sell non-authentic or damaged goods, which could result in potential liability under applicable laws, regulations, agreements and orders.  Moreover, any claims by a brand owner, with or without merit, could be time consuming, result in costly litigation, generate bad publicity for us, and have a material adverse impact on our business, prospects, financial condition and results of operations.

Security breaches to our systems and database could cause interruptions to our business and impact our reputation with customers, and we may incur significant expenses to protect against such breaches.

A fundamental requirement for online commerce and communications is the secure transmission of confidential information over public networks.  There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction and personal data contained in our customer database.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  If any such compromise of our security were to occur, it could have a material adverse effect on our reputation with customers, thereby affecting our long-term growth prospects.  In addition, we may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

Brand owners could establish procedures to limit our ability to purchase products indirectly.

Brand owners have implemented, and are likely to continue to implement, procedures to limit or control off-price retailers' ability to purchase products indirectly. In addition, several brand owners in the U.S. have distinctive legal rights rendering them the only legal importer of their respective brands into the U.S.  If we acquire such product indirectly from distributors and other third parties who may not have complied with applicable customs laws and regulations, such goods could be subject to seizure from our inventory by U.S. Customs Service, and the importer may have a civil action for damages against us.

We expect to be heavily dependent on third party relationships, and failures by a third party could cause interruptions to our business.

We expect to be heavily dependent upon our relationships with our fulfillment operation provider, delivery companies like UPS, DHL and the United States Postal Service, and credit card processing companies to service our customers' needs.  To the extent that there is a slowdown in mail service or package delivery services, whether as a result of labor difficulties, terrorist activity or otherwise, our cash flow and results of operations would be negatively impacted during such slowdown, and the results of such slowdown could have a long-term negative effect on our reputation with our customers.  The failure of our fulfillment operation provider or credit card processors to properly perform their services for us could cause similar effects.  Our business is also generally dependent upon our ability to obtain the services of other persons and entities necessary for the development and maintenance of our business.  If we fail to obtain the services of any such person or entities upon which we are dependent on satisfactory terms, or we are unable to replace such relationship, we would have to expend additional resources to develop such capabilities ourselves, which could have a material adverse impact on our short-term cash flow and results of operations and our long-term prospects.

We are in competition with companies much larger than ourselves.

E-commerce generally and, in particular, the online retail apparel and fashion accessories market, is a new, dynamic, high-growth market and is rapidly changing and intensely competitive.  Our competition for customers comes from a variety of sources including:

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existing land-based, full price retailers, that are using the internet to expand their channels of distribution;

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less established online companies;

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internet sites;

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traditional direct marketers; and

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traditional off-price retail stores, which may or may not use the internet to grow their customer base.

Competition in our industry has intensified, and we expect this trend to continue as the list of our competitors grows.  Many of our competitors and potential competitors have longer operating histories, significantly greater resources, greater brand name recognition and more firmly established supply relationships.  We believe that the principal competitive factors in our market include:

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brand recognition;

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merchandise selection;

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price;

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convenience;

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customer service;

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order delivery performance; and

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site features.

There can be no assurance that we will be able to compete successfully against competitors and future competitors, and competitive pressures faced by us could force us to increase expenses and/or decrease our prices at some point in the future.

We do not have long term contracts with our vendors and therefore the availability of merchandise is at risk.

We do not have any agreements controlling the long-term availability of merchandise or the continuation of particular pricing practices.  We do not have a contract with our supplier and our supplier is not restricted from selling products to other buyers.  There can be no assurance that our current supplier will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms.  In addition, in order to entice new vendors to open up relationships with us, we sometimes are required to either make prepayments or agree to shortened payment terms.

Our ability to develop and maintain relationships with reputable suppliers and obtain high quality merchandise is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers' needs, and therefore our long-term growth prospects, would be materially adversely affected.

We need to further establish brand name recognition.

We believe that further establishing, maintaining and enhancing our brand and website is a critical aspect of our efforts to attract and expand our online traffic.  The number of internet sites that offer competing services, many of which already have well established brands in online services or the retail apparel industry generally, increases the importance of establishing and maintaining brand name recognition.  Promotion of www.regentssecret.com will depend largely on our success in providing a high quality online experience supported by a high level of customer service, which cannot be assured.  In addition, to attract and retain online users, and to promote and maintain www.regentssecret.com in response to competitive pressures, we may find it necessary to increase substantially our advertising and marketing expenditures.  If we are unable to provide high quality online services or customer support, or otherwise fail to promote and maintain www.regentssecret.com, or if we incur excessive expenses in an attempt to promote and maintain www.regentssecret.com, our long-term growth prospects would be materially adversely affected.

There can be no assurance that our technology systems will be able to handle increased traffic;  implementation of changes to website.

A key element of our strategy is to generate a high volume of traffic on, and use of, www.regentssecret.com.  Accordingly, the satisfactory performance, reliability and availability of www.regentssecret.com, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels.  Our revenues will depend on the number of visitors who shop on www.regentssecret.com and the volume of orders we can handle.  Unavailability of our website or reduced order fulfillment performance would reduce the volume of goods sold and could also adversely affect consumer perception of our brand name.  We may experience periodic system interruptions from time to time.  If there is a substantial increase in the volume of traffic on www.regentssecret.com or the number of orders placed by customers, we will be required to expand and upgrade further our technology, transaction processing systems and network infrastructure.  There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of www.regentssecret.com or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis.  In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of www.regentssecret.com, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the online commerce industry.  Accordingly, we redesign and enhance various functions on our website on a regular basis, and we may experience instability and performance issues as a result of these changes.

We may be liable for infringing the intellectual property rights of others.

Third parties may assert infringement claims against us.  From time to time in the ordinary course of business we expect to be subject to claims alleging infringement of the trademarks and other intellectual property rights of third parties.  These claims and any resulting litigation, if it occurs, could subject us to significant liability for damages.  In addition, even if we prevail, litigation could be time-consuming and expensive and could result in the diversion of our time and attention.  Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making these claims.

We may be liable for product liability claims.

We sell products manufactured by third parties, some of which may be defective.  If any product that we sell were to cause physical injury or injury to property, the injured party or parties could bring claims against us as the retailer of the product.  Our insurance coverage may not be adequate to cover every claim that could be asserted.  If a successful claim were brought against us in excess of our insurance coverage, it could have a material adverse effect on our cash flow and on our reputation with customers.  Unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business.

Our business could be harmed by consumers' concerns about the security of transactions over the internet.

Concerns over the security of transactions conducted on the internet and commercial online services, the increase in identity theft and the privacy of users may also inhibit the growth of the internet and commercial online services, especially as a means of conducting commercial transactions.  Moreover, although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate such fraud or breaches could have a material adverse effect on our business, prospects, financial condition and results of operations.

We face legal uncertainties relating to the internet in general and to our industry in particular and may become subject to costly government regulation.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce.  However, it is possible that laws and regulations may be adopted that would apply to the internet and other online services.  Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.  The adoption of any additional laws or regulations may increase our cost of doing business and/or decrease the demand for our products and services and increase our cost of doing business.

The applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.  Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and online commerce could also increase our cost of doing business.  In addition, if we were alleged to have violated federal, state or foreign, civil or criminal law, we could face material liability and damage to our reputation and, even if we successfully defend any such claim, we would incur significant costs in connection with such defense.

We face uncertainties relating to sales and other taxes.

We are not currently required to pay sales or other similar taxes in respect of shipments of goods into states other than California.  However, state taxation laws and regulations may change in the future, and one or more states may seek to impose sales tax collection obligations on out-of-state companies, such as our company, that engage in online commerce.  In addition, any new operation in states outside of California could subject shipments into such states to state sales taxes under current or future laws.  A successful assertion by one or more states or any foreign country that the sale of  merchandise by us is subject to sales or other taxes, could subject us to material liabilities and, to the extent that we pass such costs on to our customers, could decrease our sales.

RISKS RELATED TO OUR COMMON STOCK

There is no current trading market for our common stock.

There has been a no trading market for our common stock on the OTC Bulletin Board. The lack of an active market may impair the ability of our investors to sell their shares of common stock at the time they wish to sell them or at a price that they consider reasonable.  The lack of an active market may also reduce the fair market value of the shares of common stock to be sold under this prospectus.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using our common stock as consideration.

Investors may have difficulty trading and obtaining quotations for our common stock if we begin trading on the OTC Bulletin Board.

Our common stock is not currently quoted on the OTC Bulletin Board, but we have begun the process to qualify our common stock on this market.  There can be no assurance that our common stock will trade on the OTC Bulletin Board or other exchange.  As a result, investors may find it difficult to dispose of our common stock. This severely limits the liquidity of our common stock, and would likely reduce the market price of our common stock, and hamper our ability to raise additional capital.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock.

Our directors and officers have a high concentration of common stock ownership.

Based on the 26,754,172 shares of common stock that were issued and outstanding as of February 19, 2008, our officers and directors beneficially owned approximately 92% of our outstanding common stock.  Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of us.  Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of our board of directors and the outcome of actions brought to our stockholders for approval.  Such a high level of ownership may adversely affect the voting and other rights of our stockholders.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of our common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate an investment in our common stock.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company prior to the filing of this registration statement.  We will incur costs associated with public company reporting requirements.  We also anticipate that we will incur costs associated with certain corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers, or NASD. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent registered public accounting firm to attest to the effectiveness of such internal controls and the evaluation performed by management.  The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements.  The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent registered public accounting firm must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe.  Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent registered public accounting firm providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

These new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we have been required to accept reduced policy limits and coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the filing of this registration statement, we operated as a private company without public reporting obligations, we have limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we are in the process of instituting changes to satisfy our obligations as a public company when and as such requirements become applicable to us.  We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

SELLING STOCKHOLDERS

This prospectus covers shares of our common stock sold in our recent private equity offerings, in July and August 2007 pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares of common stock listed opposite each of their names below.

Common Stock

The following table sets forth information about the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus.  Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act.  In particular Yassine Amallal, Marc Crossman, Beckett Marc Crossman Trust, Freede Family Trust, Samuel J. Furrow, Jr., Lori Nembirkow, Piontak Family Trust, and Lenny Piontak will be deemed to be “underwriters” as defined in the Securities Act.  Any profits realized by such selling stockholders will be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of February 19, 2008.  The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an exact amount, but have provided an estimate, of the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, that none of the selling stockholders are broker-dealers or are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our common stock in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the stockholders listed in the table below acquired their shares in our private offerings in July and August 2007.  Beneficial ownership is calculated based on 26,754,172  shares of our common stock outstanding as of February 19, 2008.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission.  Shares underlying warrants or options exercisable within 60 days of  February 19, 2008 are considered for the purpose of determining the percent of the class held by the holder of such warrants or options, but not for the purpose of computing the percentages held by others. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable, unless otherwise noted in the footnotes to the table. We have assumed all shares reflected on the table that were acquired in our private offerings will be sold from time to time. Because the selling stockholders may offer all or any portion of the common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock acquired in our private offerings that will be held by the selling stockholders upon the termination of any sales of common stock.

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Marc Crossman (1)	5,316,667	5,316,667	--	--
Samuel J. Furrow, Jr. (1)(2)	5,316,667	5,316,667	--	--
Yassine Amallal (1)	5,316,667	5,316,667	--	--
Piontak Family Trust (1)(3)	5,316,667	5,316,667	--	--
Freede Family Trust (1)(4)	2,658,333	2,658,333	--	--
Lori Nembirkow (2)	241,667	241,667	--	--
Natasha Naugle	7,000	7,000	--	--
Joe Naugle	49,000	49,000	--	--
Galina Turetskaya	7,000	7,000	--	--
Justin Rubin & Tara Rubin	28,000	28,000	--	--
Julio Rivera	8,333	8,333	--	--
Jay Avdul	8,333	8,333	--	--
Derek Avdul	8,333	8,333	--	--
Steven Avdul	8,333	8,333	--	--
Michael Rivera	6,667	6,667	--	--
Paul Lochmiller & Lori Lochmiller	41,666	41,666	--	--
Catherine Villar	7,000	7,000	--	--
Matt Lazarus	6,667	6,667	--	--
Tom Lazarus	6,667	6,667	--	--
Tara Meyer	6,667	6,667	--	--
Shane Crawford	6,667	6,667	--	--
Brooke Mason	6,667	6,667	--	--
Beckett Marc Crossman Trust (5)	333,334	333,334	--	--
May Fung	8,334	8,334	--	--
Mario Pinheiro	20,833	20,833	--	--
Johanna Munoz	6,667	6,667	--	--
Dan Manheim	20,000	20,000	--	--
DeLynn Lane	7,000	7,000	--	--
Daniel Chapparro	7,000	7,000	--	--
Douglas Senecal	42,000	42,000	--	--
Sheralynn Kay Weisman and Michael Freede (6)	70,000	70,000	--	--
Robert Seaborn	14,000	14,000	--	--
Chris King	14,000	14,000	--	--
Joanna Simone	7,000	7,000	--	--
Tricia Kalman	7,000	7,000	--	--
Robert Ury	28,000	28,000	--	--
Michelle Sivertsen	21,000	21,000	--	--
Dani Tucker	14,000	14,000	--	--
Eric Horan	21,000	21,000	--	--
Greg Chory	35,000	35,000	--	--
Adam Freede	140,000	140,000	--	--
Marc Flashberg	50,000	50,000	--	--
Robert Ashton	250,000	250,000	--	--
Najib Benkirane	6,667	6,667	--	--
Barry Crossman	166,667	166,667	--	--
Sarah Crossman	166,667	166,667	--	--
Hubert Guez	41,667	41,667	--	--
Michael Eisenberg	41,666	41,666	--	--
The WMB III and LKB Family Trust (7)	6,667	6,667	--	--
WMB III Family Trust (8)	6,667	6,667	--	--
Henrik Rouf	10,000	10,000	--	--
Avi Levy	7,000	7,000	--	--
Said Elhardouzi	41,667	41,667	--	--
Jennifer Lazarus	166,667	166,667	--	--
Adam Shapiro	6,667	6,667	--	--
Samuel J. Furrow	20,834	20,834	--	--
Ann Furrow	20,834	20,834	--	--
Mark Mascia	83,333	83,333	--	--
Elena Pickett	20,833	20,833	--	--
Jay Pickett	20,833	20,833	--	--
Sharon and Steve Karsh	14,000	14,000	--	--
Andrew Cytron	125,000	125,000	--	--
Shari Foldesi	7,000	7,000	--	--
Kathleen Hurley	40,000	40,000	--	--
Octavia Zimpfer	125,000	125,000	--	--
Stu Sholl	7,000	7,000	--	--
John Davis	70,000	70,000	--	--
Rick Spielberg	21,000	21,000	--	--
Lora Joffe	14,000	14,000	--	--

(a)

Assumes all of the shares of common stock to be registered on this registration statement are sold in the offering by the selling stockholders.

1

The selling stockholder, or its trustee, is a member of our Board of Directors.

2

The selling stockholder is one of our corporate officers.

3

The shares registered hereunder are shares held for the account of the Piontak Family Trust.  Mr. Lenny Piontak, a member of our Board of Directors and a principal in Carlen, our primary supplier, serves as the co-trustee of the trust and along with his spouse, Ms. Sandra Piontak, also a principal of Carlen, have the joint power to vote or exercise investment control over these shares.

4

The shares registered hereunder are shares held for the account of the Freede Family Trust.  Mr. Michael Freede, a principal in Carlen, our primary supplier, serves as the trustee of the trust and as a result, has sole voting or investment control over these shares.

5

The shares registered hereunder are shares held for the account of the Beckett Marc Crossman Trust, the minor child of Marc Crossman and Mr. Crossman may be deemed to be the beneficial owner of such shares.  Mr. Crossman’s father, Barry Crossman, serves as the trustee of the trust and as a result, has sole voting or investment control over these shares.  Mr. Crossman disclaims beneficial interest in the shares held by his minor child’s trust.  These shares have been excluded from Mr. Crossman’s holdings in the selling stockholder table.

6

The selling stockholder is the trustee of an entity that is a greater than 10% holder of our common stock and a principal in Carlen, our primary supplier.

7

The shares registered hereunder are shares held for the account of The WMB III and LKB Family Trust.  Lucinda Boomershine serves as the trustee of the trust and as a result, has sole voting or investment control over these shares.

8

The shares registered hereunder are shares held for the account of WMB III Family Trust.  Walter M. Boomershine III serves as the trustee of the trust and as a result, has sole voting or investment control over these shares.

4

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We agreed to bear the expenses in connection with the registration of the common stock being offered hereby by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer and sell their shares at $0.12 until our shares are quoted on the Over-the-Counter, or OTC, Bulletin Board, assuming we secure this qualification for quotation.  We determined this offering price based upon the price of the last sale of our common stock to investors.  Thereafter, assuming we secure this qualification for quotation, we will file a post effective amendment at the appropriate time to permit our selling stockholders to offer and sell their shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing of options, whether such options are listed on an options exchange or otherwise;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date this Registration Statement is declared effective by the SEC;

•

sales pursuant to Rule 144;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder's notification that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder's common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In particular Yassine Amallal, Marc Crossman, Beckett Marc Crossman Trust, Freede Family Trust, Samuel J. Furrow, Jr., Lori Nembirkow, Piontak Family Trust, and Lenny Piontak will be deemed to be “underwriters” as defined in the Securities Act.  Any profits realized by such selling stockholders will be deemed to be underwriting commissions.  In the event that any other selling stockholders may be deemed to be “underwriters”, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We will pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 24,570,002 shares of our common stock held by affiliates as Rule 144 of the Securities Act of 1933 defines as restricted securities.

None of our shares are currently eligible for resale, and our affiliates will be subject to the resale restrictions of Rule 144 until June 2008 at the earliest.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for the shares held by affiliates that are registered for resale in this registration statement.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 73 shareholders of record of our common stock and there were 26,754,172  shares of our common stock issued and outstanding.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2007, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Equity Compensation Plans

We have not adopted any equity compensation plans.

DIVIDEND POLICY

We have never declared or paid dividends on shares of our common stock and we intend to retain future earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

BUSINESS

Company Overview

Regent’s Secret, Inc., or Regent’s, a Delaware corporation, was incorporated on May 29, 2007.  Regent’s plans to be an online retailer offering its community of members high-end designer brands through private sales at prices below suggested retail prices.  Regent’s private sales will be offered on a rotating basis with a specific designer or brand being showcased during a limited time period which usually range between three to seven days.  Typically an assortment of product categories will be offered during each brand’s private sale. There will be no fee to become a member of Regents; however, to join you must be invited by an existing member or by Regents.    We launched our website on December 17, 2007 and to date have held eight private sales events.

Our executive offices are located at 5901 S. Eastern Avenue, Commerce, California 90040 and our telephone number is (888) 7-REGENTS.   Our Internet address is www.regentssecret.com.  In this report, the terms “we,” “us,” “Regents Secret,” “Regents” and the “Company” refer to Regents Secret, Inc., unless the context indicates otherwise.

Business Strategy

Our goal is to create a unique shopping experience for our members by offering them, via a private sale, highly desirable fashion brands at prices significantly less than the suggested retail prices.  Each brand’s private sale will be offered for a limited period of time and ends when the private sale’s time expires or until all of the products being offered in that specific sale are sold.  Once the private sale is completed, the products will no longer be available for purchase and the next private sale will be initiated.  We believe that through this private sale business model, we will be able to offer our members the combination of highly desirable designer brands and extremely competitive prices.

Our business strategy will also offer our suppliers the opportunity to sell their products in a unique closed, members-only environment.  This grants our suppliers with the possibility to sell significant quantities of products to a captive audience without sacrificing the integrity of their brand, contrary to most transactions in the marketplace at below suggested retail prices.  Each private sale will also serve as a marketing platform for the brands as a result of each brand’s private sale being showcased on the homepage of the Regent Secret website and the accompanying email campaign and video presentations we will develop for each private sale.

Markets and Customers

Our marketing efforts will be focused on acquiring new members through an online marketing strategy. These efforts will include viral marketing, online advertising, word-of-mouth, sweepstakes and our affiliate program. Although we had not allocated significant resources to branding or to more traditional advertising channels such as print and television, we believe that our marketing strategy will be the most effective method to reach our demographic.  The market for our products depends on factors beyond our control, including the acceptance of our website on the internet.  The internet retail industry also competes with other industries in supplying the purchases of individual consumers.  Since we have not yet launched our website, we do not have any customers and we have not tested our website and its performance on the internet.

Merchandising and Suppliers

We expect to source a majority of our merchandise from our strategic partner, Carlen Enterprises, LLC, or Carlen.  Carlen’s principals are two of our significant shareholders and one of Carlen’s principals is a member of our Board of Directors.  We intend develop direct supply relationship with brands and designers in the future, but we expect to source a vast majority of our merchandise initially from our strategic partner.  We sourced our products from Carlen for all of our private sales to date.

Warehouse, Fulfillment and Customer Service

Our warehouse, fulfillment and customer service functions will be outsourced to a third party, Pixior LLC, or Pixior.  Pixior is owned and operated by one of our significant shareholders and a member of our Board of Directors.  When we receive an order, the information will be transmitted to our third party warehouse and fulfillment center located in Commerce, California, where the items included in the order will be picked, packed and shipped directly to the customer.  If necessary, the customer will be able to contact the same warehousing and fulfillment center to address any questions or issues associated with their purchase.

Technology

We outsource our website development and hosting services to a third party, 2Advanced, LLC, or 2Advanced.  Our consultants have worked with 2Advanced’s staff to develop our current website.  We also have integrated our website’s transactional and logistical functions with our warehousing and fulfillment center resulting in a seamless transactional process from customer purchase to customer shipment.

Regulations

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. We are not aware of any permits or licenses that are required in order for us, generally, to sell apparel and fashion accessories on the internet, although licenses are sometimes required to sell products made from specific materials. In addition, permits or licenses may be required from international, federal, state or local governmental authorities to operate or to sell certain other products on the internet in the future. No assurances can be given that we will be able to obtain such permits or licenses. We may be required to comply with future national and/or international legislation and statutes regarding conducting commerce on the internet in all or specific countries throughout the world. No assurance can be made that we will be able to comply with such legislation or statutes. Our internet operations are not currently impacted by federal, state, local and foreign environmental protection laws and regulations.

Competition

The internet retail industry is highly competitive. While there are currently few domestic private sale online e-commerce retailers, e-commerce generally, and, in particular, the online retail fashion market, is a relatively dynamic, high-growth market. Our competition for online customers comes from a variety of sources, including existing land-based retailers that are using the Internet to expand their channels of distribution, established Internet companies and less established companies. In addition, our competition for customers comes from traditional direct marketers, designer brands that may attempt to sell their products directly to consumers through the Internet and land-based off-price retail stores, which may or may not use the Internet in the future to grow their customer base. Many of these competitors have longer operating histories, significantly greater resources, greater brand recognition and more firmly established supply relationships. Moreover, we expect additional competitors to emerge in the future.

We believe that the principal competitive factors in our market include: the private sale distribution model, merchandise selection, price, convenience, and customer service.  Although we believe that we compare favorably with our current direct private sale competitors, we recognize that this market is relatively new and is evolving rapidly, and, accordingly, there can be no assurance that this will continue to be the case.

Intellectual Property

We intend to pursue the registration of our trademarks and service marks in the U.S. and internationally and the registration of our domain name and variations thereon.  However, effective intellectual property protection may not be available in every country in which the services are made available online.  Currently, we have one pending trademark application with the United States Patent and Trademark Office.

We rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which could materially adversely affect our business, financial condition, results of operations and cash flows.

We do not believe that our business, sales policies or technologies infringe the proprietary rights of third parties. However, third parties may in the future claim that our business, sales policies or technologies infringe their rights. We expect that participants in the e-commerce market will be increasingly subject to infringement claims as the number of services and competitors in the industry grows. Any such claim, with or without merit, could be time consuming, result in costly litigation or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim of infringement against us could have a material adverse effect upon our business, financial condition, results of operations and cash flows.

Employees

As of February 19, 2008, we did not have any full-time employees, but were conducting our operations through the use of consultants and stockholders.  As a result of not having any employees, we are not involved with any labor unions, and we consider our consultant relations to be good.

Description of Property

We commenced our present business activities in May 2007.  We currently operate our principal executive offices at 5901 S. Eastern Avenue, Commerce, California 90040 in office space located where our third party product fulfillment center leases office and warehouse space under a verbal arrangement.  We currently do not pay any additional funds for occupying this separate office space.

Legal Proceedings

From time to time we may become a party to litigation or other legal proceedings that, in the opinion of our management are part of the ordinary course of our business. Currently, no legal proceedings or claims are pending against or involve us that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

This discussion contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

Overview

We were incorporated as a Delaware corporation on May 29, 2007.  On December 17, 2007, we commenced operations of our website or our business.  We have conducted eight private sales of various products to date.

Plan of Operation

Our goal is to create a unique shopping experience for our members by offering them, via a private sale, highly desirable fashion brands at prices significantly less than the suggested retail prices.  Each brand’s private sale will be offered for a limited period of time and ends when the private sale’s time expires or all of the products being offered in that specific sale are sold.  Once the private sale is completed, the products will no longer available for purchase and the next private sale is initiated.  We believe that through this private sale business model, we will be able to offer our members the combination of highly desirable designer brands and extremely competitive prices.

Our business strategy will offer our suppliers the opportunity to sell their products in a unique closed, members-only environment.  This will grant our suppliers the possibility to sell significant quantities of products to a captive audience without sacrificing the integrity of their brand, contrary to most transactions in the marketplace at below suggested retail prices.  Each private sale will also serve as a marketing platform for the brands as a result of each brand’s private sale being showcased on the homepage of the Regent’s Secret website and the accompanying email campaign and video presentations we develop for each private sale.

We intend to generate revenue for our operation from these sales to our members on our website.  We generated no revenues for the period from May 29, 2007, our date of inception, through September 30, 2007.  We have an accumulated deficit through this development stage of $80,928.

To date, we have provided for our cash requirements through an initial capital contribution by our officers and directors, as well as a private placement of securities to certain investors.  We received gross proceeds of approximately $335,000 from these activities which we have used for general working capital purposes.

All our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $150,000 annually, will be funded by the proceeds from this private placement and as needed, as a loan from management.  Management will not be obligated to provide these or any other funds.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

Because we intend to use the resources of our officers and directors without significant compensation and we began operating our website on December 17, 2007, we believe that we will have adequate funds to finance our business for the next 12 months.  We expect that the cash on hand as of the date of this registration statement plus additional cash flow from operations will be sufficient to fund our operations.  Initially, we will use a combination of cash and credit, including loans from members of our Board of Directors, to fund the purchase of our inventory that we will offer for sale on our website.  Since we will be limiting the amount of product available and leave the private sale open until all products are sold or the next sale is initiated, we believe that our cash requirements will not be significant initially and that through the sale of the products, we can generate the cash necessary to fund our operations and the purchase of inventory for the next sale.

However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described above unless we grow at a rate greater than presently expected.  We expect to hire one or two employees in the next twelve months to oversee our website and operations, but at this time, we do not have any present plans to extend an offer of employment to any particular person.

Our independent registered public accounting firm has indicated in its audit report for period ended September 30, 2007 that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position
Samuel J. Furrow, Jr.	34	Chief Executive Officer; Director
Lori Nembirkow	34	Secretary and Treasurer
Marc Crossman	36	Director
Yassine Amallall	35	Director
Lenny Piontak	65	Director

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.

Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Samuel J. (Jay) Furrow, Jr. has served as our Chief Executive Officer and as Chairman of our Board of Directors since our inception in May 2007.  Since January 2006, Mr. Furrow has served as managing member and founder of JFJ Holdings LLC, a private equity company.  From July 2002 until January 2006, Mr. Furrow served as Chief Executive Officer, from December 2000 until July 2002 as President, from April 1999 until March 2003 as Chief Operating Officer of Joe’s Jeans Inc. (JOEZ), a publicly traded apparel company, in addition to serving as a member of its Board of Directors from 1999 until July 2007.  Mr. Furrow received his J.D. degree from Southern Methodist University School of Law and his B.S. degree in Political Science from Vanderbilt University.

Lori Nembirkow has served as our Secretary and Treasurer since our inception in May 2007.  Since January 2004, Ms. Nembirkow has served as corporate counsel of Joe’s Jeans Inc. (JOEZ), a publicly traded apparel company, presently serving as Senior Vice President - Legal and Compliance and Secretary.  From April 2002 until December 2002, Ms. Nembirkow served as Corporate Counsel for Ingram Barge Company, a privately held inland waterway transportation company and from September 1998 until April 2002, Ms. Nembirkow served as Legal Counsel and Assistant Secretary for Trimeris, Inc., a publicly traded biopharmaceutical company.  Ms. Nembirkow received her J.D degree from the University of North Carolina and her B.A. degree in History from University of Tennessee.

Marc  Crossman has served as a member of our Board of Directors since our inception in May 2007.  Mr. Crossman has served as an executive officer in various roles of Joe’s Jeans Inc. (JOEZ), a publicly traded apparel company, since March 2003, presently serving as President and Chief Executive Officer and a member of its Board of Directors since January 1999.  From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York.  From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

Yassine Amallal has served as a member of our Board of Directors since our inception in May 2007.  Since 2000, Mr. Amallal has served as the President and Managing Member of Pixior LLC and Pixior HK LTD, a product fulfillment, warehousing and distribution company that he founded.  Mr. Amallal received a business degree from Institute of Technology and Business in Rabat, Morocco and a high education degree Computer Science from ESIG in Nice, France.

Lenny Piontak has served as a member of our Board of Directors since our inception in May 2007.  Since 1990, Mr. Piontak has served as a principal and founder of Carlen Enterprises LLC, a worldwide off-price procurement and distribution facility for women’s, men’s, big & tall, plus, children’s apparel and accessory products.

Board of Directors

Our board of directors consists of four directors.  Of our four directors, Mr. Crossman is the only director who is independent under the independence standards applicable to us.  Our board of directors anticipates creating committees in the near future, but has not yet created any committees.  Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges.  Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, the board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.  We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 19, 2008. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of February 19, 2008 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The address of each executive officer and director is c/o Regent’s Secret, Inc., 5901 South Eastern Avenue, Commerce, California 90040.

Name of Beneficial Owner	Number	Percentage (1)
Samuel J. Furrow, Jr.	5,316,667	19.9%
Lori Nembirkow	241,667	* %
Marc Crossman (2)	5,650,001	21.1%
Yassine Amallall	5,316,667	19.9%
Freede Family Trust (3)	2,658,333	9.9%
Piontak Family Trust (4)	5,316,667	19.9%

Executive Officers and Directors as Group	24,500,002	91.6%

*	Denotes less than 1%

Notes:

(1)

Beneficial ownership percentages are calculated based on 26,754,172 shares of common stock issued and outstanding as of February 19, 2008. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 19, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)

Includes 333,334 shares held by the Beckett Marc Crossman Trust, the minor child of Mr. Crossman.  Mr. Crossman’s father, Barry Crossman, serves as the trustee of the trust and as a result, has sole voting or investment control over these shares.  Mr. Crossman disclaims beneficial ownership of the shares held by his minor child’s trust.

(3)

Michael Freede, as Trustee of the Freede Family Trust, has the sole voting or investment control over these shares.

(4)

Lenny Piontak and Sandra Piontak, both serve as Trustees of the Piontak Family Trust and jointly have the voting or investment control over these shares.  Mr. Piontak is also a member of our Board of Directors.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the last completed fiscal year for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two other individuals for whom disclosure would have been made in this table but for the fact that such individuals were not serving as our executive officers as of the end of the last completed fiscal year. Such officers are referred to herein as our “Named Executive Officers.”  Since we were not formed until May 2007, there are no amounts represented for our last fiscal year.  Rather we have shown compensation amounts through December 31, 2007.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Samuel J. Furrow, Jr. CEO and Chairman of the Board of Directors	2007	--	--	--	--	--	--	$70,000	$70,000
Lori Nembirkow Secretary and Treasurer	2007	--	--	--	--	--	--	-	-

(1)

In connection with services, we paid to Mr. Furrow a consulting fee of $10,000 per month beginning in June 2007 for his services.  See “Certain Relationships and Related Transactions” for a further discussion of this compensation consulting arrangement.

Agreements with Executive Officers

We have not entered into executive employment agreements with any of our executive officers.

Compensation of Directors

Members of our Board of Directors do not receive any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JFJ Holdings LLC

In June 2007, we entered into a verbal arrangement with JFJ Holdings LLC, or JFJ Holdings, to assist us in commencing our operations.  Jay Furrow, the principal of JFJ Holdings, is the beneficial owner of 19.9% of our common stock as of February 19, 2008, and is Chairman of our Board of Directors.  Because JFJ Holdings is being compensated for commencing our operations, the interests of JFJ Holdings are essentially the same as our interests.

Mr. Furrow has foregone his compensation as CEO and a director, pursuant to the terms of our verbal arrangement with JFJ Holdings.  Under the arrangement, we expect to pay JFJ Holdings a monthly retainer of $10,000 on a month to month basis as long as he provides services to us, additional fees for services requested that exceed those covered by the retainer, and reimburse normal business travel and other expenses, in exchange for services to us.  As of February 19, 2008, we have paid to Mr. Furrow $70,000 under this arrangement.

Pixior LLC

Upon commencement of operation of our website, we began utilizing the services of Pixior for our product fulfillment services, including our warehousing, distribution and customer services needs for the sale of our products.  In addition, we maintain our principal executive offices in space located within Pixior’s current space under a verbal month to month arrangement for the use of general administrative office space.  To date, we have not yet paid Pixior a monthly fee as a facility rent expense and we expect to pay a fee for our product fulfillment services on a per unit basis.  Pixior’s President and Managing Member is Yassine Amallal, who is a member of our Board of Directors and is the beneficial owner of 19.9% of our common stock as of February 19, 2008.  To date, we have not yet paid Pixior any amount under this proposed arrangement.

Carlen Enterprises LLC

We intend to source the products that we offer on our website through Carlen Enterprises LLC, or Carlen.  To date, we have sourced primarily all of our products from Carlen that we have offered on our website.  Lenny Piontak, a principal of Carlen, is a member of our Board of Directors and the trustee of a trust that is the beneficial owner of 19.9% of our common stock as of February 19, 2008.  In addition, Michael Freede is a principal of Carlen and the trustee of a trust that is the beneficial owner of 9.9% of our common stock as of February 19, 2008.  Carlen’s principal business activity is involved in the worldwide off-price procurement and distribution for women’s, men’s, big & tall, plus, children’s, apparel and accessory products.  We expect that Carlen will source products for us on our behalf to offer on our website and we will purchase products from Carlen directly at arm’s length negotiated prices.  We will then offer and sell those products on our website and utilize Pixior to fulfill the orders.  We intend to rely on Carlen’s expertise in this area initially to commence our operations.  To date, we have not yet paid Carlen any amount under this arrangement.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

As of the date of this prospectus, we are authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with a par value $0.001 per share.

Capital Stock Issued and Outstanding

As of February 19, 2008, there were issued and outstanding 26,754,172 shares of common stock and no shares of preferred stock.

The following description of our capital stock is derived from the provisions of our certificate of incorporation and bylaws, as well as provisions of applicable law.  Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of our certificate of incorporation and bylaws, which are publicly filed as exhibits to this registration statement.

Description of Common Stock

Pursuant to our Certificate of Incorporation, we are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share.  As of February 19, 2008, we had outstanding 26,754,172 validly issued, fully paid and non-assessable shares of common stock.

Holders of the common stock are entitled to one vote for each share held of record in each matter properly submitted to such holders for a vote.  Subject to the rights of the holders of any other outstanding series of stock our board of directors may designate from time to time, holders of common stock are entitled to receive their pro rata share of (i) any dividends that may be declared by the board of directors out of assets legally available therefore, and (ii) any excess assets available upon the liquidation, dissolution, or winding up of our company.

Our Board of Directors may issue the additional shares of common stock, up to the authorization of 50,000,000 shares, without soliciting additional stockholder approval.  The existence of authorized but unissued shares of the common stock could tend to discourage or render more difficult the completion of a hostile merger, tender offer or proxy contest.  For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the best interest of the company and its stockholders, the ability to issue additional shares of stock without further stockholder approval could have the effect of rendering more difficult or costly the completion of the takeover transaction, by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Description of Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which are issued and outstanding as of February 19, 2008. Our board of directors is vested with authority to divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by our board of directors, without the necessity of obtaining approval of the stockholders.

Certain Provisions Relating to Share Acquisitions

Section 203 of the Delaware General Corporation Law generally prevents a corporation from entering into certain business combinations with an interested stockholder (defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock) or its affiliates for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) the transaction is approved by the board of directors of the corporation prior to such business combination, (ii) the interested stockholder acquires 85% of the corporation's voting stock in the same transaction in which it exceeds 15%, or (iii) the business combination is approved by the board of directors and by a vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.  The Delaware General Corporation Law provides that a corporation may elect not to be governed by Section 203.  We have made no such election and are therefore governed by Section 203.  Such anti-takeover provision may have an adverse effect on the market for our securities.

Indemnification and Limitation of Liability

Our Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by Delaware law, including some instances in which indemnification is otherwise discretionary under Delaware law.  The Certificate of Incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to the company and its stockholders.  This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director's responsibilities for environmental laws.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Phelps Dunbar LLP.

EXPERTS

The financial statements of Regent’s Secret, Inc. for the period from May 29, 2007 (Inception) through September 30, 2007 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

TRANSFER AGENT

We have not yet engaged a transfer agent for our shares of common stock to be offered under this registration statement and have been acting as our own transfer agent for the issuance of the shares of our common stock.  When this registration statement is declared effective, we expect to engage a third party transfer agent to assist us with the transfer of shares.

WHERE YOU CAN FIND MORE INFORMATION

We will be required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 and an Amendment No. 1 on Form S-1 under the Securities Act of 1933 to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares that are being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC's public reference facilities and internet site referred to above.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had disagreements with our accountant. We engaged KMJ Corbin & Company LLP in September 2007 to audit our financial statements from May 29, 2007 (Inception) through September 30, 2007.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CAUTIONARY STATEMENTS

No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with this offering of common stock and, if given or made, no one may rely on such unauthorized information or representations. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock to which it relates, or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation may not be legally made. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

5

REGENT’S SECRET, INC.

(A DEVELOPMENT STAGE COMPANY)

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Regent’s Secret, Inc.

We have audited the accompanying balance sheet of Regent’s Secret, Inc. (a development stage company) (the “Company”) as of September 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from May 29, 2007 (Inception) through September 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regent’s Secret, Inc. at September 30, 2007, and the results of its operations and its cash flows for the period from May 29, 2007 (Inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is a development stage enterprise and has yet to commence principal revenue-generating operations.  The Company’s losses from operations, negative operating cash flows, and uncertainty about its ability to ultimately attain successful operations raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KMJ | Corbin & Company LLP

Irvine, California

November 19, 2007

REGENT’S SECRET, INC.

(A Development Stage Company)

BALANCE SHEET

ASSETS	September 30, 2007

Current assets:

Cash

$

216,432

Other assets:

Website development

70,950

Total assets

$

287,382

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accrued expenses

$

33,642

Commitments and contingencies

Stockholders’ equity:

Preferred stock, $0.001 par value; 5,000,000 shares authorized;

  no shares issued or outstanding

-

Common stock, $0.001 par value; 50,000,000 shares authorized;

  26,754,172 shares issued and outstanding

26,754

Additional paid-in capital

307,914

Deficit accumulated during the development stage

(80,928)

Total stockholders’ equity

253,740

Total liabilities and stockholders’ equity

$

287,382

See report of independent registered public accounting firm and accompanying notes to financial statements

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For The Period From May 29, 2007 (Inception) Through September 30, 2007

Operating expenses:

General and administrative

$

80,128

Loss from operations

80,128

Provision for income taxes

800

Net loss

$

  (80,928)

Basic and diluted net loss per common share

$                   (0.00)

Basic and diluted weighted average number of common

  shares outstanding

 24,903,185

See report of independent registered public accounting firm and accompanying notes to financial statements

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

For The Period From May 29, 2007 (Inception) Through September 30, 2007

		Additional		Net
Common Stock		Paid-in	Accumulated	Stockholders’
Shares	Amount	Capital	Deficit	Equity

Balance, May 29, 2007 (Inception)

-

$

-

$

-

$

-

$

-

Issuance of common stock for cash on

  June 1, 2007 at $0.001 per share

24,166,668

24,167

-

-

24,167

Issuance of common stock for cash on

  July 18, 2007 at $0.12 per share

2,496,504

2,496

297,085

-

299,581

Issuance of common stock for cash on

  August 14, 2007 at $0.12 per share

91,000

91

10,829

-

10,920

Net loss

-

-

-

(80,928)

(80,928)

Balance, September 30, 2007

26,754,172

$

26,754

$

307,914

$

(80,928)

$

253,740

See report of independent registered public accounting firm and accompanying notes to financial statements

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For The Period From May 29, 2007 (Inception) Through September 30, 2007

Cash flows from operating activities:

Net loss

$

(80,928)

Adjustments to reconcile net loss to net cash used in

  operating activities:

Accrued expenses

33,642

Net cash used in operating activities

 (47,286)

Cash flows used in investing activities:

Website development costs

 (70,950)

Cash flows provided by financing activities:

Proceeds from the sale of common stock

334,668

Net increase in cash and cash equivalents

216,432

Cash, beginning of period

-

Cash, end of period

$

216,432

Supplemental disclosure of cash flow information:

Interest paid during the period

$

-

Income taxes paid during the period

$

-

See report of independent registered public accounting firm and accompanying notes to financial statements

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

NOTE 1 - DESCRIPTION OF BUSINESS

Organization

Regent’s Secret, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on May 29, 2007.

The Company is a growth-oriented, internet-based, direct-to-consumer retailer that plans to be engaged in the business of selling high-end, luxury and name-brand products at less than suggested retail prices to the consumer through an invitation-only internet site.  The products that it expects to feature on its website will vary from day-to-day or week-to-week and will generally be limited in quantity.  The Company intends to use the extensive retail, internet and legal experience of its primary stockholders to establish and grow the Company.

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced.  The Company has not generated any revenues from operations and has no assurance of any future revenues. All losses incurred since inception have been considered as part of the Company's development stage activities.  The Company will require substantial additional funding for continuing research and development, and the commercialization of its products.  There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has sustained operating losses since May 29, 2007 (Inception). In addition, the Company has used substantial amounts of working capital in its operations. Further, at September 30, 2007, deficit accumulated during the development stage amounted to $80,928. These facts raise substantial doubt about the Company’s ability to continue as a going concern.

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

NOTE 1 - DESCRIPTION OF BUSINESS, continued

Management believes that its current sources of funds and current liquid assets will allow the Company to continue as a going concern beyond September 30, 2007.  Management believes that significant progress will be made in 2008 to approach a cash neutral position and that before or by early 2009 it will achieve and be able to sustain long-term profitability.  In light of these plans, Management is confident in the Company’s ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates made by management include, among others, the recoverability of website development costs and deferred tax assets.  Actual results may differ from these estimates under different assumptions or conditions.

Concentration of Credit Risk

Cash

The Company maintains its cash accounts in a financial institution.  The total cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  As of September 30, 2007, the Company had a cash balance of $116,432 in excess of the insured limit.

Accounts Receivable and Sales

The Company has not yet commenced operations.

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Website Development

The Company capitalizes website development costs in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Issues Task Force (EITF) No. 00-2, Accounting for Website Development Costs, whereby costs related to the preliminary project stage of development are expensed and costs related to the application development stage are capitalized. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. Capitalized costs will be amortized based on their estimated useful life of three years beginning when the website is completed and is operational. Internal costs related to the development of website content are charged to operations as incurred.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company’s management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  At September 30, 2007, the Company believes there is no impairment of its long-lived assets.  There can be no assurance, however, that market conditions will not change or there will be demand on the Company’s products and services, which could result in impairment of long-lived assets in the future.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes.  Under the asset and liability approach, deferred income tax assets and liabilities are calculated based upon future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.  Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability.  Those not related to an asset or liability, are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss Per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional common shares were dilutive. There were no potentially dilutive shares as of September 30, 2007.

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the Company recognize in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006 with the cumulative effect of the change in accounting principle recorded as an adjustment to beginning retained earnings. The Company’s adoption of FIN 48 did not have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Specifically, SFAS No. 157 sets forth a definition of fair value, and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. The provisions of SFAS No. 157 are generally required to be applied on a prospective basis. The Company will adopt SFAS No. 157 in 2008 and is still evaluating the effect, if any, on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s results of operations or financial position.

NOTE 3 - PROPERTY AND EQUIPMENT

The Company had no property and equipment as of September 30, 2007 (see Note 6).

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

NOTE 4 - INCOME TAXES

The provision for income taxes consists of the following as of September 30, 2007:

Current:
Federal	$ -
State	800
800

Deferred:
Federal	-
State	-
-

$ 800

The components of the net deferred assets as of September 30, 2007 are as follows:

Net operating loss carry-forwards	$ 32,355
Less valuation allowance	(32,355)

$ -

Deferred income taxes are provided for the tax effects of temporary differences in the reporting of income for financial statement and income tax reporting purposes and arise principally from net operating loss carry-forwards.

The Company’s effective tax rate differs from the federal and state statutory rates due to the valuation allowance recorded for the deferred tax asset due to unused net operating loss carry-forwards.  An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

NOTE 5 - STOCKHOLDERS’ EQUITY

Common Stock

On June 1, 2007, the Company sold 24,166,668 shares of common stock to its initial capital contributors, all of whom are officers or directors of the Company, for par value of $0.001 per share, totaling $24,167.

On July 18, 2007 and August 14, 2007, the Company closed a private offering of an aggregate of 2,587,504 shares of its common stock at a purchase price of $0.12 per share.  The total consideration received in this offering was $310,501.

REGENT’S SECRET, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

NOTE 6 - RELATED PARTY TRANSACTIONS

Service Agreement

In June 2007, the Company entered into a verbal arrangement with JFJ Holdings, LLC (“JFJ Holdings”) to assist in commencing operations. Jay Furrow, the principal of JFJ Holdings, is the beneficial owner of 19.9% of the Company’s common stock and is a member of the board of directors.

Jay Furrow has foregone his compensation as CEO and a director, pursuant to the terms of the arrangement with JFJ Holdings.  Under the arrangement, the Company expects to pay JFJ Holdings a monthly retainer of $10,000 on a month-to-month basis as long as JFJ Holdings provides services to the Company. Additional fees for services requested that exceed those covered by the retainer, and normal business travel and other expenses are also billed to the Company. During the period ended September 30, 2007, the Company had $40,000 in consulting expenses related to this agreement, of which, $10,000 are in accrued expenses.

Leases

During the period ended September 30, 2007, the Company operated out of the office of a business wholly owned and operated by a majority owner of the Company.  The related entity leasing the office agreed to let the Company use an insignificant space and office equipment at no charge to the Company, as the primary purpose of the arrangement is to have a physical address for the Company to maintain for customer and vendor contracts.  The portion of the rent expense allocable to the Company for the period ended September 30, 2007 is not considered significant and therefore no amounts have been recorded.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware.  These indemnities include certain agreements with the Company’s officer under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

26,754,172 Shares of Common Stock

Regent’s Secret, Inc.

PROSPECTUS

February 19, 2008

Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  In actions brought by or in the right of a corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  Article Nine of our Amended and Restated Certificate of Incorporation requires that we indemnify our directors and officers for certain liabilities incurred in the performance of their duties on our behalf to the fullest extent allowed by Delaware law.

Our Certificate of Incorporation relieves our directors from personal liability to us or our stockholders for breach of any of such director’s fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.  Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duties as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transaction from which such director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.

Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being sold by the selling stockholders pursuant to this registration statement. The selling stockholders will not bear any portion of such fees and expenses.

EXPENSE	AMOUNT

Registration Fees	$98.56
Printing and Engraving Costs*	2,500.00
Legal Fees*	10,000.00
Accounting Fees*	15,000.00
Director and Officer Liability Insurance	8,500.00
Total*	$36,098.56

* Estimate.

Item 26.

Recent Sales of Unregistered Securities.

We have conducted the following sales of unregistered securities within the last three years which are required to be disclosed pursuant to Item 701 of Regulation S-B as follows:

On June 1, 2007, we issued shares of our common stock to our officers and directors as part of their initial capital contribution in connection with the formation of the company.  Each officer and director paid par value of $0.001 for the shares issued to them.

On July 18, 2007 and August 14, 2007, we closed on a private offering of shares of our common stock.  We sold 2,587,504 shares of our common stock at a purchase price of $0.12 per share.  The total consideration we received in this offering was $310,501.

The offerings were exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC.  The shares were offered and sold only to “accredited investors,” as that term is defined under Rule 501 of Regulation D and to fewer than 35 non-accredited investors, in compliance with Rule 506.  Each of the investors in the offering executed substantially identical subscription agreements.

Item 27.

Exhibits

Exhibit No.	Description	Reference
3.1	Certificate of Incorporation of Regent’s Secret, Inc.	Previously Filed*
3.3	Bylaws of Regent’s Secret, Inc.	Previously Filed*
4.1	Specimen Stock Certificate of Regent’s Secret, Inc.	Previously Filed*
4.2	Form of Securities Purchase Agreement issued to Accredited Investors in the Private Placement Offering	Previously Filed*
4.3	Form of Securities Purchase Agreement issued to Non-Accredited Investors in the Private Placement Offering	Previously Filed*
5.1	Consent of Phelps Dunbar LLP	Previously Filed*
23.1	Consent of Phelps Dunbar LLP (included in Exhibit 5.1)	Previously Filed*
23.2	Consent KMJ Corbin & Company LLP	Filed Herewith

*

*Previously filed with our Registration Statement on Form SB-2 filed on December 14, 2007.

Item 28.

Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in Commerce, California on February 19, 2008.

Regent’s Secret, Inc.

By:

/s/ Samuel J. Furrow, Jr.

Name:

Samuel J. Furrow, Jr.

Title:

Chairman of the Board and

Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Position	Date

/s/ Samuel J. Furrow, Jr.	Chief Executive Officer, Director (Principal Executive Officer)	February 19, 2008.
Samuel J. Furrow, Jr.

/s/ Lori Nembirkow	Secretary and Treasurer	February 19, 2008.
Lori Nembirkow	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yassine Amallal	Director	February 19, 2008.
Yassine Amallal

/s/ Marc Crossman	Director	February 19, 2008.
Marc Crossman

/s/ Lenny Piontak	Director	February 19, 2008.
Lenny Piontak

EXHIBIT INDEX

Exhibit No.	Description	Reference
3.1	Certificate of Incorporation of Regent’s Secret, Inc.	Previously filed*
3.3	Bylaws of Regent’s Secret, Inc.	Previously filed*
4.1	Specimen Stock Certificate of Regent’s Secret, Inc.	Previously filed*
4.2	Form of Securities Purchase Agreement issued to Accredited Investors in the Private Placement Offering	Previously filed*
4.3	Form of Securities Purchase Agreement issued to Non-Accredited Investors in the Private Placement Offering	Previously filed*
5.1	Consent of Phelps Dunbar LLP	Previously filed*
23.1	Consent of Phelps Dunbar LLP (included in Exhibit 5.1)	Previously filed*
23.2	Consent KMJ Corbin & Company LLP	Filed Herewith

*Previously filed with our Registration Statement on Form SB-2 filed on December 14, 2007.